                                                                     EXHIBIT 4.2

                                 VOTING AGREEMENT


          VOTING AGREEMENT, dated as of June 24, 1999, among RSJ Acquisition Co., a Delaware corporation ("Merger Co."), and the individuals and other parties listed on Schedule A attached hereto (each a "Stockholder" and, collectively, the "Stockholders").

          WHEREAS, concurrently herewith Merger Co. and Citation Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger and Recapitalization of even date herewith (as such agreement may be amended from time to time, the "Merger Agreement"; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement) pursuant to which Merger Co. will be merged with and into the Company (the "Merger"); and

          WHEREAS, Merger Co. has required, as a condition to its entering into the Merger Agreement, that each Stockholder enter into, and each such Stockholder has agreed to enter into, this Agreement.

          NOW, THEREFORE, to induce Merger Co. to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and covenants contained herein, the parties agree as follows:

     1    Representations and Warranties of Each Stockholder.  Each Stockholder
          --------------------------------------------------
hereby severally represents and warrants to Merger Co. as follows:

     (a)  Ownership of Shares.  Such Stockholder is either (A) the record holder
          -------------------                               -
and beneficial owner of, (B) trustee of a trust that is the record holder or
                          -
beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee") of, (C) executor of an estate that is the record holder or
                           -
beneficial owner of, and whose beneficiaries are the beneficial owners (such executor, an "Executor") of, or (D) the beneficial owner but not the record
                                 -
holder of, the number of shares of the common stock of the Company, par value $.01 per share (the "Common Stock"), set forth opposite such Stockholder's name on Schedule A hereto (the "Shares").

     (b)  Such Stockholder has (A) sole power of disposition; (B) sole voting
                                -                              -
power and (C) sole power to demand appraisal rights, in each case with respect
           -
to all of such Stockholder's Shares and with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

     (c)  Power; Binding Agreement.  Such Stockholder has all requisite legal
          ------------------------
capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party or by which such Stockholder is bound, including, without limitation, any trust agreement, will, testamentary document, voting agreement, stockholders agreement, voting trust or other agreement. This Agreement has been duly and validly authorized, executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally or by general principles of equity. There is no beneficiary of or holder of a voting trust certificate or other interest of any trust of which a Stockholder is Trustee or any estate in respect of which a Stockholder is an Executor whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property or otherwise require spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally or by general principles of equity.

     (d)  No Conflicts.  Except for filings under the Hart-Scott-Rodino
          ------------
Antitrust Improvements Act of 1976, as amended, if applicable (i) no filing
                                                               -
with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary to be made or obtained by such Stockholder for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the
                                                              --
execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A)
                                                                        -
conflict with or result in any breach of any applicable trust, estate, or other organization documents applicable to such Stockholder, (B) result in a violation
                                                        -
or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification, prepayment or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party of by which such Stockholder or any of such Stockholder's properties or assets may be bound or
(C) violate any order, writ, injunction, decree, judgment, statute, rule,
 -
regulation or governmental permit or license (collectively, "Laws") applicable to such Stockholder or any of such Stockholder's properties or assets.

     (e)  Absence of Liens.  Except as set forth on Schedule B hereto, such
          ----------------
Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings, arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder. Such Stockholder is not in default under any of the credit or other like arrangements secured by the liens set forth on Schedule B hereto, and has no reason to believe that any such default will occur prior to the Termination Date.

     (f)  No Brokers.  No broker, investment banker, financial adviser or other
          ----------
Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

     (g)  Review of Merger Agreement.  Such Stockholder understands and
          --------------------------
acknowledges that

Merger Co. is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Such Stockholder has read the Merger Agreement carefully and fully understands the terms and provisions thereof.

     2    Agreement to Vote; Proxy.
          ------------------------

     (a)  Voting.  Each Stockholder hereby severally agrees that, during the
          ------
time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares of such Stockholder (i) in favor of the adoption of the Merger
                                -
Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that
                                    --
would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as specifically requested in writing by Merger Co.
                ---
in advance, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary
                                                     -
corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) a sale, lease or
                                                        -
transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; (C) any change in the majority of the board
                                     -
of directors of the Company; (D) any material change in the present
                              -
capitalization of the Company or any amendment of the Company's Certificate of Incorporation; (E) any other material change in the Company's corporate
                -
structure or business; and (F) any other action which is intended or would
                            -
reasonably be expected to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger, the transactions contemplated by the Merger Agreement or this Agreement or the contemplated economic benefits of any of the foregoing. Such Stockholder shall not enter into any agreement or understanding with any Person prior to the Termination Date (as defined in Section 7) to vote in any manner inconsistent with clause (i), (ii) or (iii) of the preceding sentence.

     (b)  PROXY.  EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS EACH OF MERGER
          -----
CO. AND EACH OF JAMES J. CONNORS, II AND FRANK LOVERRO IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF MERGER CO., AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF MERGER CO., AND ANY OTHER DESIGNEE OF MERGER CO., AS SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS INDICATED IN SECTION 2(a) ABOVE. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH STOCKHOLDER'S SHARES. NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL BE AUTOMATICALLY REVOKED WITHOUT ANY FURTHER ACTION ON THE PART OF ANY STOCKHOLDER OR MERGER CO. ON THE TERMINATION DATE.

     (c)  Stockholder Capacity.  (i) No Person executing this Agreement who is,
          --------------------
or becomes during the term hereof, a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and the agreements set forth herein shall in no way restrict any director or officer in the exercise of his or her fiduciary duties as a director or officer of the Company. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of such Stockholder's Shares or as a Trustee or Executor, in each case whose beneficiaries are the beneficial owners of such Stockholder's Shares.

          (ii) Merger Co. acknowledges that no individual who has an ownership interest in any of the Stockholders or who is an officer, director, employee, trustee, executor, beneficiary or member of any of the Stockholders or any of the partners of any of the Stockholders is making any agreement or understanding herein in his or her capacity as a director or officer of the Company and that each of the Stockholders signs solely in its capacity as the record holder and beneficial owner of such Stockholder's Shares or as Trustee or Executor, in each case whose beneficiaries are the beneficial owners of such Stockholder's Shares, and nothing herein shall limit or affect any actions taken by any individual who has an ownership interest in any of the Stockholders or who is an officer, director, employee, trustee, executor, beneficiary or member of any of the Stockholders or any of the partners of any of the Stockholders in his or her capacity as a director or officer of the Company.

     3    Certain Covenants of Stockholders.  Except in accordance with the
          ---------------------------------
terms of this Agreement, each Stockholder hereby severally covenants and agrees as follows:

     (a)  No Solicitation.  Such Stockholder has read and fully understands
          ---------------
Section 4.04 of the Merger Agreement and agrees to abide by all of the provisions thereof applicable to such Stockholder. Without limiting the generality of the foregoing, no Stockholder shall, directly or indirectly (including through advisors, agents or other intermediaries), initiate, solicit, negotiate, encourage, provide confidential information or take any other action to facilitate any proposal or offer by any Person that constitutes or could reasonably be expected to lead to a Company Takeover Proposal.

     (b)  Restriction on Transfer, Proxies and Non-Interference; Restriction on
          ---------------------------------------------------------------------
Withdrawal.  No Stockholder shall, directly or indirectly: (i) except pursuant
----------                                                  -
to the terms of the Merger Agreement and this Agreement, and except for gifts to family members who either are signatories to this Agreement or who, upon such gift, become signatories to this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, "Disposition"), enforce or permit the execution of the provisions of any agreement with the Company whereby the Company may be obligated to repurchase, or enter into any other contract, option or other arrangement or understanding with respect to, or otherwise consent to the Disposition of any or all of such Stockholder's Shares or any interest therein; (ii) except as contemplated
                                               --
hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or
(iii) take any action that would make any representation or warranty of such
 ---
Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

     (c)  Waiver of Appraisal Rights.  Each Stockholder hereby waives any
          --------------------------
appraisal rights that such Stockholder may have in connection with the Merger. Each Trustee and Executor represents that no beneficiary who is a beneficial owner of Shares under any trust or estate for which such Stockholder acts as Trustee or Executor, respectively, has any appraisal rights which have not been so waived.

     (d)  No Termination or Closure of Trusts and Estates.  Each Stockholder who
          -----------------------------------------------
is a Trustee or Executor shall not take any action to terminate, close or liquidate any such trust or estate and shall take all steps necessary to maintain the existence thereof at least until the first to occur of (i) the
                                                                     -
Effective Time and (ii) the Termination Date, in each case unless, in connection
                    --
therewith, the Shares held by any trust or estate which are presently subject to the terms of this Agreement are transferred upon termination to one or more Stockholders and remain subject in all respects to the terms of this Agreement, or other Persons or entities who upon receipt of such Shares become parties to, and agree to be bound by the terms and conditions of, this Agreement.

     (e)  Additional Shares.  In the event that any of the banks listed on
          -----------------
Schedule B hereto enforces its rights under any of the applicable security agreements listed on such Schedule such that such Stockholder ceases to have the sole power of disposition and the sole voting power with respect to any of the Shares subject to such security agreement, such Stockholder shall use its best efforts to cause additional shares of Common Stock owned by such Stockholder to become subject to this Voting Agreement such that, after giving effect to such action, the aggregate number of shares of Common Stock owned by such Stockholder and subject to this Voting Agreement represents 29.99% of the issued and outstanding Common Stock on a fully diluted basis.

     4    Further Assurances.  From time to time, at any party's request and
          ------------------
without further consideration, each other party shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     5    Certain Events.  Each Stockholder agrees that this Agreement and the
          --------------
obligations hereunder shall attach to such Stockholder's Shares and, subject to the rights of the lien holders listed on Schedule B hereto upon a default under any of the applicable security agreements listed on such Schedule, shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

     6    Stop Transfer.  Each Stockholder agrees with, and covenants to, Merger
          -------------
Co. that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. Each Stockholder agrees, with respect to any Shares in certificated form, that such Stockholder will tender to the Company, within ten business days after the date hereof, the certificates representing such Shares and the Company will inscribe upon such certificates the following legend: "The shares of Common Stock, par value $.0l per share, of Citation Corporation (the "Company") represented by this certificate are subject to a Voting Agreement dated as of June 24, 1999, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company." Each Stockholder agrees that within ten business days after the date hereof, such Stockholder will no longer hold any Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee.

     7    Termination.  This Agreement shall terminate upon the earlier of  (a)
          -----------                                                        -
the termination of the Merger Agreement for any reason (provided that any Termination Fee and Expenses which are then due and owing to Merger Co. (or its designee) under the terms of the Merger Agreement have been paid) or (b) the
                                                                      -
Effective Time. The date of termination of this Agreement is referred to herein as the "Termination Date".

     8    Releases.  Effective from and after the Effective Time, each
          --------
Stockholder hereby irrevocably waives and releases all known and unknown claims it may have against the Company, its subsidiaries, Merger Co. and any present and former directors, officers, agents and employees of the Company, its subsidiaries and Merger Co. from any and all actions, claims, causes of action or liabilities of any nature, in law or equity, known or unknown, and whether or not heretofore asserted, which such Stockholder ever had, now has or hereafter can, shall or may have against any of the foregoing for, upon or by reason of any matter, cause or thing whatsoever from the formation of the Company and each subsidiary of the Company to the Effective Time, other than with respect to (i)
                                                                             -
any rights to indemnification or advancement of expenses from the Company or any subsidiary of the Company, (ii) any compensation or benefits which such
                            --
Stockholder is entitled to receive pursuant to any employment agreement or similar agreement with, or benefit plan of, the Company or any subsidiary of the Company and (iii) as provided in Section 5.05 of the Merger Agreement.
             ---

     9    Miscellaneous.
          -------------

     (a)  Entire Agreement; Assignment.  This Agreement (i) constitutes the
          ----------------------------                   -
entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not
                                                                 --
be assigned by operation of law or otherwise without the prior written consent of (A) in the case of an assignment by a Stockholder, Merger Co. and (B) in the case of an assignment by Merger Co. under any circumstance, provided that Merger Co. may in its sole discretion assign its rights and obligations hereunder to any of its direct or indirect wholly-owned subsidiaries.

     (b)  Amendments.  This Agreement may not be modified, amended, altered or
          ----------
supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, however, that Schedule A may be
                                --------  -------
supplemented by Merger Co. without the agreement of any other party, by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

     (c)  Notices.  All notices and other communications under this Agreement
          -------
shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, facsimile, telex or other standard form of telecommunications, by courier service, or by registered or certified mail, postage prepaid, return receipt requested, addressed

          If to Merger Co., to:

               c/o Kelso & Company
               320 Park Avenue - 24th Floor
               New York, NY 10022
               Attn:  James J. Connors, II, Esq.

          With a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York New York  10022
               Facsimile No.: (212) 909-6836
               Attention: Richard D. Bohm, Esq.

          If to a Stockholder, to such Stockholder's address or facsimile number set forth in Schedule A hereto, or to such other address or facsimile number as the Person to whom notice is given shall have previously furnished to the others in writing in the manner set forth above.

     (d)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     (e)  Enforcement.  The parties agree that irreparable damage would occur in
          -----------
the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

     (f)  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same Agreement.

     (g)  Descriptive Headings.  The descriptive headings used herein are
          --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (h)  Severability.  Whenever possible, each provision or portion of any
          ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (i)  Definitions; Construction.  For purposes of this Agreement:
          -------------------------

          (i)   "beneficially own" or "beneficial ownership" with respect to any
           -
     securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

          (ii)  "Person" shall mean an individual, corporation, partnership,
           --
     limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (iii) In the event of a stock dividend or distribution, or any change
           ---
     in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

          IN WITNESS WHEREOF, Merger Co. and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                        RSJ ACQUISITION CO.


                                        By: /s/  James J. Connors II
                                            ------------------------------------


                                        Wilmington Trust Company, as Trustee
                                        of the Morris Hackney Irrevocable Trust
                                        dated June 1, 1999


                                        By: /s/  Daryl S. Gebhart
                                            ------------------------------------
                                        Its:Vice President
                                            ------------------------------------


                                        Hackney One Investments, LLC
                                        a Delaware limited liability company


                                        By: /s/  T. Morris Hackney
                                            ------------------------------------
                                            T. Morris Hackney
                                            Its Manager


                                        Hackney Two Investments, LLC
                                        a Delaware limited liability company


                                        By: /s/  T. Morris Hackney
                                            ------------------------------------
                                            T. Morris Hackney
                                            Its Manager


                                        Hackney Three Investments, LLC
                                        a Delaware limited liability company


                                        By: /s/  T. Morris Hackney
                                            ------------------------------------
                                            T. Morris Hackney
                                            Its Manager

                                    The Hackney Foundation
                                    an Alabama nonprofit corporation


                                    By: /s/  Brenda M. Hackney
                                        ----------------------------------------
                                        Brenda M. Hackney
                                        Its President


                                    Wilmington Trust Company, as Trustee
                                    of the Brenda M. Hackney Irrevocable Trust dated June 1, 1999


                                    By: /s/  Daryl S. Gebhart
                                        ----------------------------------------
                                    Its: Vice President
                                        ----------------------------------------


                                        /s/  Brenda M. Hackney
                                    --------------------------------------------
                                    Brenda M. Hackney, as Trustee of Declaration
                                    of  Trust dated October 2, 1994 for the
                                    benefit of  Thomas Mitchell Hackney


                                        /s/  Brenda M. Hackney
                                    --------------------------------------------
                                    Brenda M. Hackney, as Trustee of Declaration
                                    of Trust dated October 2, 1994 for the
                                    benefit of Anne Morris Hackney

Stockholder name and address:                                         Shares
--------------------------------------------------------------------------------

Wilmington Trust Company, as Trustee                                  1,009,840*
of the Morris Hackney Irrevocable Trust dated June 1, 1999
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attn:  Daryl Gebhart
--------------------------------------------------------------------------------

Hackney One Investments, LLC, a Delaware limited liability company    3,299,634
2 Office Park Circle, Suite One
Birmingham, Alabama 35223
Attn:  T. Morris Hackney
--------------------------------------------------------------------------------

Hackney Two Investments, LLC, a Delaware limited liability company      160,000
2 Office Park Circle, Suite One
Birmingham, Alabama 35223
Attn:  T. Morris Hackney
--------------------------------------------------------------------------------

Hackney Three Investments, LLC, a Delaware limited liability company    160,000
2 Office Park Circle, Suite One
Birmingham, Alabama 35223
Attn:  T. Morris Hackney
--------------------------------------------------------------------------------

The Hackney Foundation, an Alabama nonprofit corporation                338,000
2 Office Park Circle, Suite One
Birmingham, Alabama 35223
Attn:  Brenda M. Hackney
--------------------------------------------------------------------------------





____________________
*  see Schedule B

--------------------------------------------------------------------------------

Wilmington Trust Company, as Trustee                                    364,166
of the Brenda M. Hackney Irrevocable Trust dated June 1, 1999
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attn: Daryl Gebhart
--------------------------------------------------------------------------------

Brenda M. Hackney, as Trustee of Declaration of Trust dated               9,200
October 2, 1994 f/b/o Thomas Mitchell Hackney
2 Office Park Circle, Suite One
Birmingham, Alabama 35223
--------------------------------------------------------------------------------

Brenda M. Hackney, as Trustee of Declaration of Trust dated               9,200
October 2, 1994 f/b/o Anne Morris Hackney
2 Office Park Circle, Suite One
Birmingham, Alabama 35223
--------------------------------------------------------------------------------
                    TOTAL                                             5,350,040
--------------------------------------------------------------------------------

An aggregate of 1,009,840 of the Shares are subject to security agreements:

          700,000 shares pledged to Colonial Bank

          300,000 shares pledged to National Bank of Commerce

            9,840 shares pledged to AmSouth Bank

Notwithstanding such security agreements, such Stockholder has the power and authority to execute and deliver this Agreement and, in the absence of a default under any such security agreement, has the sole power of disposition and sole voting power with respect to all such Shares.